Exhibit 5

                                        May 3, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:     SOFTWORKS, Inc.
                Registration Statement on Form S-8

Gentlemen:

     Reference is made to the filing by SOFTWORKS, Inc. (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 3,727,000 shares of the Corporation's Common Stock, $.001 par value per share, in connection with the Corporation's 1998 Long-Term Incentive Plan (the " 1998 Plan") and the registration of 1,250,000 shares of the Corporation's Common Stock, $.001 par value per share, in connection with the Corporation's 1999 Stock Option Plan (the " 1999 Plan" and, together with the 1998 Plan, the Plans).

     As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the Plans, related documents under the Plans and such other documents as we have deemed necessary or relevant under the circumstances.

        Based upon our examination, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. There have been reserved for issuance by the Board of Directors of the Corporation under the 1998 Plan 3,727,000 shares of its Common Stock, $.001 par value per share. The shares of the Corporation's Common Stock, when issued pursuant to the 1998 Plan, will be validly authorized, legally issued, fully paid and non-assessable.

     3. There have been reserved for issuance by the Board of Directors of the Corporation under the 1999 Plan 1,250,000 shares of its Common Stock, $.001 par value per share. The shares of the Corporation's Common Stock, when issued pursuant to the 1999 Plan, will be validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                      /s/BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.
                                        BLAU, KRAMER, WACTLAR &
                                            LIEBERMAN, P.C.